UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2007, pursuant to the terms of the securities purchase agreement, or the Securities Purchase Agreement, between the registrant and Perseus Partners VII, L.P., or Perseus, the registrant closed on a $15.0 million loan by Perseus to the registrant, or the Subsequent Funding. The net amount received by the registrant was $2,140,410.96, after deduction of the principal and interest due on the outstanding senior secured promissory note issued by the registrant to Perseus on June 1, 2007, or the Initial Note. In connection with this loan, the Initial Note was cancelled, and the registrant executed a senior secured convertible promissory note in favor of Perseus, or the Subsequent Note, and issued to Perseus a subsequent investment warrant, or the Subsequent Warrant.

The Subsequent Note has an original principal amount of $15.0 million, bears interest at a rate of 12.5% per annum, compounded quarterly, and is due in full on November 30, 2008 or earlier upon an event of default, a change of control of the registrant or the liquidation or dissolution of the registrant. The registrant may choose to pay the interest in cash or in kind by the issuance of additional senior secured convertible promissory notes, or the Additional Convertible Notes. At Perseus’s election, the principal and any unpaid interest under the Subsequent Note are convertible into shares of the registrant’s common stock at a conversion price of $0.57 per share. Assuming that (a) the registrant pays all interest in kind and (b) Perseus fully converts the Subsequent Note and all of the Additional Convertible Notes, Perseus would receive 30,779,675 shares of the registrant’s common stock. The loan is secured by a security interest on all of the registrant’s assets and those of its subsidiaries. The Subsequent Note is filed as Exhibit 10.1 hereto.

The Subsequent Warrant is exercisable for five years and gives Perseus the right to purchase up to 34,989,629 shares of the registrant’s common stock at exercise prices ranging from $0.80 to $3.00 per share. The Subsequent Warrant is filed as Exhibit 10.2 hereto.

Perseus, through its right to convert the Subsequent Note into common stock of the registrant and exercise the Subsequent Warrant and the warrant issued to Perseus on June 1, 2007 in connection with the issuance of the Initial Note, could acquire enough shares of common stock of the registrant to raise its ownership to greater than 50% of the total outstanding common stock of the registrant. In addition, under the terms of the Securities Purchase Agreement between the registrant and Perseus (previously filed as an exhibit to the Form 8-K filed by the registrant on May 16, 2007), upon the closing of the Subsequent Funding, the registrant is obligated to reduce the size of its board of directors to five and at that time Perseus is entitled to representation on the registrant’s board of directors equal to at least its percentage ownership in the registrant, assuming exercise of its warrants and conversion of the Subsequent Note. Based upon the current capitalization of the registrant, Perseus now has the right under this provision to name a majority of the directors on the registrant’s board.

On August 24, 2007, the registrant and Perseus entered into a letter agreement regarding Perseus’s board representation rights, or the Letter Agreement. Pursuant to the Letter Agreement, (i) Perseus acknowledged that it had waived the requirement that the registrant reduce the size of its board of directors to five, (ii) Perseus and the registrant agreed to set the size of the board at seven and (iii) Perseus agreed to name two directors, rather than a majority, and the registrant agreed to permit Perseus to send an observer to meetings of the registrant’s board of directors. Perseus retains its rights to, at any time, (a) require the registrant to reduce the size of its board of directors to five and (b) name additional members of the board of directors to give Perseus representation on the registrant’s board of directors equal to at least its percentage ownership in the registrant, assuming exercise of its warrants and conversion of the Subsequent Note. A copy of the Letter Agreement is attached hereto as Exhibit 10.3.

The registrant has entered into or plans to enter into indemnification agreements with the following directors and executive officers of the registrant:

Bernard H. Cherry

John C. Fox

Richard S. Grant

Paul F. Koeppe

Michael L. Miller

James H. Ozanne

Theodore Stern

Ambrose L. Schwallie

Walter W. Schroeder

Peter J. Tallian

Robert J. Friedland

Betsy B. Anderson

Robert B. Nieszczezewski

A copy of the form of indemnification agreement that the registrant has entered into or plans to enter into with these and any future directors and executive officers is attached hereto as Exhibit 10.4.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 regarding the issuance of the Subsequent Note is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 regarding the issuance of the Subsequent Note and the Subsequent Warrant is incorporated herein by reference. These issuances were made in a private placement in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

Item 5.01.	Changes in Control of Registrant.

The disclosure under Item 1.01 regarding the rights of Perseus to (i) acquire more than 50% of the outstanding shares of common stock of the registrant and (ii) appoint a majority of the registrant’s board of directors is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2007, Ambrose L. Schwallie and Walter W. Schroeder resigned as members of the registrant’s board of directors, effective as of the closing of the Subsequent Funding.

On August 23, 2007, the board of directors of the registrant appointed, effective as of the closing of the Subsequent Funding, (i) Mr. Michael L. Miller as a Class III director, with a term expiring at the annual meeting of stockholders of the registrant in 2009, and (ii) Mr. John C. Fox as a Class I director, with a term expiring at the annual meeting of stockholders of the registrant in 2010.

Mr. Miller is a Managing Director of Perseus, and Mr. Fox is a Senior Managing Director of Perseus. Pursuant to the Securities Purchase Agreement, the registrant and Perseus have engaged in transactions with an approximate value of $15.0 million. Messrs. Miller and Fox were elected to the board pursuant to Perseus’s right to name representatives to the registrant’s board of directors as described in Item 1.01 above. As non-employee directors, Messrs. Miller and Fox are eligible to participate in the registrant’s non-employee director compensation program.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the registrant’s annual meeting of stockholders held on August 21, 2007, the stockholders of the registrant approved two amendments to the registrant’s Third Amended and Restated Certificate of Incorporation.

The first amendment increased the number of authorized shares of the registrant’s common stock from 65,000,000 to 250,000,000. This amendment was effective on filing with the Secretary of State of the State of Delaware on August 21, 2007. The registrant’s Third Amended and Restated Certificate of Incorporation, as amended by the amendment, is attached hereto as Exhibit 3.1.

The stockholders also approved an amendment authorizing the board of directors to effect a reverse split of the registrant’s common stock. This amendment does not specify the ratio for the reverse split, but rather effects a reverse stock split at a ratio within the range of 1-to-2 to 1-to-20, with the exact split ratio to be determined by the registrant’s board of directors prior to the effective time of the reverse split and to be publicly announced by the registrant. This amendment will not be effective until filed with the Secretary of State of the State of Delaware if and when the board of directors decides to effect the reverse split.

Item 7.01.	Regulation FD Disclosure

On August 21, 2007, the registrant issued a press release regarding the matters disclosed in Items 5.03 and 8.01. A copy of this press release is furnished herewith as Exhibit 99.1.

On August 27, 2007, the registrant issued a press release regarding the matters disclosed in Items 1.01 and 5.02. A copy of this press release is furnished herewith as Exhibit 99.2.

The information in this Section 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

At the registrant’s annual meeting of stockholders held on August 21, 2007, the stockholders of the registrant approved the issuance of the shares of the registrant’s common stock issuable upon conversion of the Subsequent Note and the exercise of the Subsequent Warrant, and any change of control that may result therefrom.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant, as amended.

10.1	Senior Secured Convertible Promissory Note dated August 24, 2007.

10.2	Subsequent Investment Warrant dated August 24, 2007.

10.3	Letter Agreement between the registrant and Perseus Partners VII, L.P. dated August 24, 2007.

10.4	Form of Indemnification Agreement between the registrant and its directors and executive officers.

99.1*	Press release entitled “Distributed Energy Systems Shareholders Approve All Proposals at Annual Meeting,” issued by the registrant on August 21, 2007.

99.2*	Press release entitled “Distributed Energy Systems Completes 2nd Perseus Financing; Creates Fully Independent Board,” issued by the registrant on August 27, 2007.

*	Exhibits 99.1 and 99.2, relating to Item 7.01, shall be deemed to be furnished, and not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: August 27, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant, as amended.

10.1	Senior Secured Convertible Promissory Note dated August 24, 2007.

10.2	Subsequent Investment Warrant dated August 24, 2007.

10.3	Letter Agreement between the registrant and Perseus Partners VII, L.P. dated August 24, 2007.

10.4	Form of Indemnification Agreement between the registrant and its directors and executive officers.

99.1*	Press release entitled “Distributed Energy Systems Shareholders Approve All Proposals at Annual Meeting,” issued by the registrant on August 21, 2007.

99.2*	Press release entitled “Distributed Energy Systems Completes 2nd Perseus Financing; Creates Fully Independent Board,” issued by the registrant on August 27, 2007.

*	Exhibits 99.1 and 99.2, relating to Item 7.01, shall be deemed to be furnished, and not filed.